Exhibit 99.1

NEWS RELEASE

Drilling Tools International Corp. Reports 2025 Second Quarter Results

Company maintains full year 2025 outlook

HOUSTON — August 13, 2025 — Drilling Tools International Corp., (NASDAQ: DTI) (“DTI” or the “Company”), a global oilfield services company that designs, engineers, manufactures and provides a differentiated, rental-focused offering of tools for use in onshore and offshore horizontal and directional drilling operations, as well as other cutting-edge solutions across the well life cycle, today reported its results for the three months ended June 30, 2025.

DTI generated total consolidated revenue of $39.4 million in the second quarter of 2025. Second quarter Tool Rental revenue was $32.8 million, and Product Sales revenue totaled $6.7 million. Net Loss and Adjusted Net Loss(1) for the second quarter were approximately $2.4 million and $0.7 million, respectively. Diluted EPS and Adjusted Diluted EPS(1) for the second quarter were a loss of $0.07 per share and a loss of $0.02 per share, respectively. Second quarter Adjusted EBITDA(1) was $9.3 million and Adjusted Free Cash Flow(1)(2) was $1.8 million. As of June 30, 2025, DTI had approximately $1.1 million of cash and cash equivalents and net debt of $55.8 million.

Wayne Prejean, President and Chief Executive Officer of DTI, stated, “The second quarter played out largely as we expected with lower commodity prices resulting in reductions in rig count and customer activity, particularly on US land. As a result, our Western Hemisphere business was down from Q1. However, our performance in Q2 remained solid despite the continued activity decline. This enabled us to deliver financial results that exceeded our internal forecasts, which included our first positive Adjusted Free Cash Flow for any second quarter since becoming public. Historically, the second quarter is weaker due to the impacts of spring break-up in Canada and other seasonality. I’m pleased with the continued strong performance of our organization as our efforts thus far have helped DTI efficiently navigate the evolving energy landscape to deliver resilient financial results.

“We also continue to benefit from our recent acquisitions with a more diversified geographic footprint and customer base as the rental tool business gains traction in the Eastern Hemisphere. Quarter over quarter, our Eastern Hemisphere segment grew revenue by 46% and contributed approximately 14% of our total revenue in the current quarter. This momentum has allowed us to grow consolidated Revenue and Adjusted EBITDA compared to the second quarter of 2024 by 5% and 4%, respectively, despite the market softness.

“Looking forward, commodity prices have somewhat stabilized in recent weeks after a period of volatility, however, average rig count and activity levels have continued to trend downward. In the past, current oil prices would typically support higher drilling and completions activity than we are seeing today, but our customers have remained cautious as uncertainty persists. While the market works to find its footing, we expect uncertainty to continue causing disruptions through both pricing pressure and utilization. In anticipation of these disruptions, last quarter we implemented a program to cut expenses by approximately $6 million this year to align our spending with the activity levels of our customers. We are pleased to report that we are on track to meet or exceed this goal. Should the market deteriorate further, we have contingency plans to cut additional costs. We remain committed to identifying cost reduction opportunities and maintaining operational flexibility to quickly respond to the current challenging environment.

“While the activity declines to date have not been quite as severe as we initially anticipated, we have begun to experience pricing pressures, and continue to expect these to compress margins in the back half of this year. As such, we are maintaining our previously disclosed guidance ranges as follows:

2025 Full Year Outlook

Revenue	$145 million	–	$165 million
Adjusted EBITDA(1)	$32 million	–	$42 million
Adjusted EBITDA Margin(1)	22%	–	25%
Adjusted Free Cash Flow(1)(2)	$14 million	–	$19 million

(1)
Adjusted Net Income (Loss), Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt, and Adjusted Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” at the end of this release for a discussion of reconciliations to the most directly comparable financial measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)
Adjusted Free Cash Flow defined as Adjusted EBITDA less Gross Capital Expenditures.

2025 Second Quarter Conference Call Information

DTI's 2025 second quarter conference call can be accessed live via dial-in or webcast on Thursday, August 14, 2025 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) by dialing 201-389-0869 and asking for the DTI call at least 10 minutes prior to the start time, or via live webcast by logging onto the webcast at this URL address: https://investors.drillingtools.com/news-events/events. An audio replay will be available through August 21, 2025 by dialing 201-612-7415 and using passcode 13754878#. Also, an archive of the webcast will be available shortly after the call at https://investors.drillingtools.com/news-events/events for 90 days. Please submit any questions for management prior to the call via email to DTI@dennardlascar.com.

About Drilling Tools International Corp.

DTI is a Houston, Texas based leading oilfield services company that manufactures and rents downhole drilling tools used in horizontal and directional drilling of oil and natural gas wells. With roots dating back to 1984, DTI operates from 15 service and support centers across North America and maintains 11 international service and support centers across the EMEA and APAC regions. To learn more about DTI, please visit: www.drillingtools.com.

Contact:

DTI Investor Relations

Ken Dennard / Rick Black

InvestorRelations@drillingtools.com

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the business combination and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, statements regarding DTI and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward looking statements in this press release may include, for example, statements about: (1) the demand for DTI’s products and services, which is influenced by the general level activity in the oil and gas industry; (2) DTI’s ability to retain its customers, particularly those that contribute to a large portion of its revenue; (3) DTI’s ability to employ and retain a sufficient number of skilled and qualified workers, including its key personnel; (4) DTI’s ability to source tools and raw materials at a reasonable cost; (5) DTI’s ability to market its services in a competitive industry; (6) DTI’s ability to execute, integrate and realize the benefits of acquisitions, and manage the resulting growth of its business; (7) potential liability for claims arising from damage or harm caused by the operation of DTI’s tools, or otherwise arising from the dangerous activities that are inherent in the oil and gas industry; (8) DTI’s ability to obtain additional capital; (9) potential political, regulatory, economic and social disruptions in the countries in which DTI conducts business, including changes in tax laws or tax rates; (11) DTI’s dependence on its information technology systems, in particular Customer Order Management Portal and Support System, for the efficient operation of DTI’s business; (11) DTI’s ability to comply with applicable laws, regulations and rules, including those related to the environment, greenhouse gases and climate change; (12) DTI’s ability to maintain an effective system of disclosure controls and internal control over financial reporting; (13) the potential for volatility in the market price of DTI’s common stock; (14) the impact of increased legal, accounting, administrative and other costs incurred as a public company, including the impact of possible shareholder litigation; (15) the potential for issuance of additional shares of DTI’s common stock or other equity securities; (16) DTI’s ability to maintain the listing of its common stock on Nasdaq; and (17) other risks and uncertainties separately provided to you and indicated from time to time described in in DTI’s most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission (the “SEC”). You should carefully consider the risks and uncertainties including those described in Part I, Item 1A – “Risk Factors” of our Annual Report on Form 10-K filed on March 14, 2025 and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such Form 10-K. Such forward-looking statements are based on the beliefs of management of DTI, as well as assumptions made by, and information currently available to DTI’s management and are subject to numerous conditions, many of which are beyond the control of DTI. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in DTI’s most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Drilling Tools International Corp.
Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three Months Ended June 30,
	2025	2024
Revenue, net:
Tool rental	$32,756	$28,328
Product sale	6,665	9,205
Total revenue, net	39,421	37,533
Costs and other deductions:
Cost of tool rental revenue	7,402	6,998
Cost of product sale revenue	2,494	3,000
Selling, general, and administrative expense	21,023	19,619
Depreciation and amortization expense	6,830	5,681
Interest expense, net	1,336	811
Loss (gain) on asset disposal	85	(51)
Loss (gain) on remeasurement of previously held equity interest	—	(480)
Goodwill impairment	—	—
Other operating and non-operating expense, net	1,912	1,672
Total costs and other deductions	41,082	37,250
Income (loss) before income tax expense	(1,661)	283
Income tax benefit (expense)	(746)	82
Net income (loss)	$(2,407)	$365
Basic earnings (loss) per share	$(0.07)	$0.01
Diluted earnings (loss) per share	$(0.07)	$0.01
Basic weighted-average common shares outstanding	35,573,749	29,816,202
Diluted weighted-average common shares outstanding	35,573,749	30,873,436
Comprehensive income (loss):
Net income (loss)	$(2,407)	$365
Foreign currency translation adjustment, net of tax	2,199	102
Net comprehensive income (loss)	$(208)	$467

Drilling Tools International Corp.
Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(In thousands of U.S. dollars and rounded)

	Six months ended June 30,
	2025	2024
Revenue, net:
Tool rental	$67,289	$58,294
Product sale	15,012	16,213
Total revenue, net	82,301	74,507
Costs and other deductions:
Cost of tool rental revenue	15,090	13,482
Cost of product sale revenue	6,051	5,053
Selling, general, and administrative expense	42,633	37,560
Depreciation and amortization expense	13,552	11,047
Interest expense, net	2,645	992
Loss (gain) on asset disposal	72	(42)
Loss (gain) on remeasurement of previously held equity interest	—	(729)
Goodwill impairment	1,901	—
Other operating and non-operating expense, net	3,846	2,798
Total costs and other deductions	85,790	70,161
Income (loss) before income tax expense	(3,489)	4,346
Income tax benefit (expense)	(587)	(854)
Net income (loss)	$(4,076)	$3,492
Basic earnings (loss) per share	$(0.11)	$0.12
Diluted earnings (loss) per share	$(0.11)	$0.12
Basic weighted-average common shares outstanding	35,583,139	29,792,385
Diluted weighted-average common shares outstanding	35,583,139	30,321,002
Comprehensive income (loss):
Net income (loss)	$(4,076)	$3,492
Foreign currency translation adjustment, net of tax	3,141	(409)
Net comprehensive income (loss)	$(935)	$3,083

Drilling Tools International Corp.
Consolidated Balance Sheets (Unaudited)
(In thousands of U.S. dollars and rounded)

	June 30,	December 31,
	2025	2024
ASSETS
Current assets
Cash	$1,145	$6,185
Accounts receivable, net	41,557	39,606
Related party note receivable, current	909	909
Inventories	18,279	17,502
Prepaid expenses and other current assets	4,245	3,874
Total current assets	66,134	68,076
Property, plant and equipment, net	79,310	75,571
Operating lease right-of-use asset	22,831	22,718
Intangible assets, net	40,666	37,232
Goodwill, net	14,704	12,147
Deferred financing costs, net	642	817
Related party note receivable, less current portion	4,443	4,262
Deposits and other long-term assets	1,549	1,608
Total assets	$230,279	$222,431
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$11,534	$11,983
Accrued expenses and other current liabilities	9,927	7,864
Current portion of operating lease liabilities	4,296	4,121
Current maturities of long-term debt	6,291	6,995
Total current liabilities	32,047	30,963
Operating lease liabilities, less current portion	18,917	18,765
Revolving line of credit	33,140	27,142
Long-term debt, less current portion	17,485	19,676
Deferred tax liabilities, net	6,168	5,926
Total liabilities	107,757	102,472
Commitments and contingencies (See Note 15)
Shareholders' equity
Common stock, $0.0001 par value, shares authorized 500,000,000 as of June 30, 2025 and December 31, 2024, 35,661,297 issued and outstanding as of June 30, 2025 and 34,704,696 shares issued and outstanding as of December 31, 2024	4	3
Less: Treasury stock at cost, 202,611 and 0 shares as of June 30, 2025 and December 31, 2024, respectively	(608)	—
Additional paid-in-capital	129,520	125,415
Accumulated deficit	(7,657)	(3,582)
Accumulated other comprehensive income (loss)	1,264	(1,877)
Total shareholders' equity	122,522	119,959
Total liabilities and shareholders' equity	$230,279	$222,431

Drilling Tools International Corp.
Consolidated Statements of Cash Flows (Unaudited)
(In thousands of U.S. dollars and rounded)

	For the six months ended June 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(4,076)	$3,492
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	13,552	11,047
Amortization of deferred financing costs	174	139
Non-cash lease expense	2,466	2,315
Unrealized loss on currency translation	567	—
Write off of excess and obsolete inventory	510	—
Write off of excess and obsolete property and equipment	195	179
Provision (recovery) for credit losses	356	(16)
Deferred tax expense	(1,766)	(400)
Loss (gain) on sale of property	72	(42)
Unrealized loss (gain) on equity securities	—	(729)
Gain on sale of lost-in-hole equipment	(5,454)	(4,987)
Stock-based compensation expense	1,183	1,064
Interest income on related party note receivable	(182)	—
Goodwill impairment	1,901	—
Changes in operating assets and liabilities:
Accounts receivable, net	453	(1,449)
Prepaid expenses and other current assets	670	1,958
Inventories	1,291	(49)
Operating lease liabilities	(2,250)	(2,226)
Accounts payable	(3,963)	(2,158)
Accrued expenses and other current liabilities	(1,073)	(3,745)
Net cash flows from operating activities	4,626	4,393
Cash flows from investing activities:
Acquisition of a business, net of cash acquired	(5,622)	(18,261)
Purchase of intangible assets	(1,095)	—
Proceeds from sale of property, plant, and equipment	38	59
Purchase of property, plant, and equipment	(12,594)	(16,312)
Proceeds from sale of lost-in-hole equipment	7,132	7,786
Net cash flows from investing activities	(12,141)	(26,728)
Cash flows from financing activities:
Payment of deferred financing costs	—	(672)
Purchase of treasury stock	(608)	—
Proceeds from term loan	—	25,000
Repayment of term loan	(2,500)	(833)
Repayment of promissory note	(442)	—
Proceeds from revolving line of credit	33,789	1,469
Repayment on revolving line of credit	(27,791)	(1,469)
Net cash flows from financing activities	2,448	23,495
Effect of changes in foreign exchange rates	27	(377)
Net change in cash	(5,040)	783
Cash at beginning of period	6,185	6,003
Cash at end of period	$1,145	$6,786

Non-GAAP Financial Measures

This release includes Adjusted EBITDA, Adjusted Free Cash Flow, Net Debt, Adjusted Basic Earnings (Loss) Per Share, Adjusted Diluted Earnings (Loss) Per Share and Adjusted Net Income (Loss) measures. Each of the metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934.

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Adjusted EBITDA is not a measure of net earnings or cash flows as determined by GAAP. We define Adjusted EBITDA as net earnings (loss) before interest, taxes, depreciation and amortization, further adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) stock-based compensation expense, (iii) restructuring charges, (iv) transaction and integration costs related to acquisitions and (v) other expenses or charges to exclude certain items that we believe are not reflective of ongoing performance of our business.

We believe Adjusted EBITDA and Adjusted EBITDA Margin are useful because it allows us to supplement the GAAP measures in order to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP, or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Adjusted Free Cash Flow is a supplemental non-GAAP financial measure, and we define Adjusted Free Cash Flow as Adjusted EBITDA less Gross Capital Expenditures. We use Adjusted Free Cash Flow as a financial performance measure used for planning, forecasting, and evaluating our performance. We believe that Adjusted Free Cash Flow is useful to enable investors and others to perform comparisons of current and historical performance of the Company. As a performance measure, rather than a liquidity measure, the most closely comparable GAAP measure is net income (loss).

Net Debt is a supplemental non-GAAP financial measure, and we define Net Debt as total debt less cash and cash equivalents. We use Net Debt to determine our outstanding debt obligations that would not be readily satisfied by our cash and cash equivalents on hand. We believe this metric is useful to analysts and investors in determining our leverage position since we have the ability to, and may decide to, use a portion of our cash and cash equivalents to reduce debt.

We define Adjusted Net Income (Loss) as consolidated net income (loss) adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) restructuring charges, (iii) transaction and integration costs related to acquisitions, (iv) income taxes expense which is calculated by applying our effective tax rate on unadjusted net income to adjusted pre-tax income, and (v) other expenses or charges to exclude certain items that we believe are not reflective of the ongoing performance of our business. We believe Adjusted Net Income (Loss) is useful because it allows us to exclude non-recurring items in evaluating our operating performance.

We define Adjusted Basic and Diluted Earnings (Loss) per share as the quotient of adjusted net income (loss) and diluted weighted average common shares. We believe that Adjusted Diluted Earnings (Loss) per share provides useful information to investors because it allows us to exclude non-recurring items in evaluating our operating performance on a diluted per share basis.

The following tables present a reconciliation of the non-GAAP financial measures of Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Net Income to the most directly comparable GAAP financial measures for the periods indicated:

Drilling Tools International Corp.
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three months ended June 30,
	2025	2024
Net income (loss)	$(2,407)	$365
Add (deduct):
Income tax expense (benefit)	746	(82)
Depreciation and amortization	6,830	5,681
Interest expense, net	1,336	811
Stock option expense	642	855
Management fees	188	187
Loss (gain) on sale of property	85	(51)
Loss (gain) on remeasurement of previously held equity interest	—	(480)
Goodwill impairment	—	—
Transaction expense	215	2,020
Other operating and non-operating expense, net	1,697	(341)
Adjusted EBITDA	$9,332	$8,965

	Six months ended June 30,
	2025	2024
Net income (loss)	$(4,076)	$3,492
Add (deduct):
Income tax expense (benefit)	587	854
Depreciation and amortization	13,552	11,047
Interest expense, net	2,645	992
Stock option expense	1,183	1,064
Management fees	375	375
Loss (gain) on sale of property	71	(42)
Loss (gain) on remeasurement of previously held equity interest	—	(729)
Goodwill impairment	1,901	—
Transaction expense	947	2,909
Other operating and non-operating expense, net	2,900	(104)
Adjusted EBITDA	$20,085	$19,858

Drilling Tools International Corp.
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three months ended June 30,
	2025	2024
Net income (loss)	$(2,407)	$365
Add (deduct):
Income tax expense (benefit)	746	(82)
Depreciation and amortization	6,830	5,681
Interest expense, net	1,336	811
Stock option expense	642	855
Management fees	188	187
Loss (gain) on sale of property	85	(51)
Loss (gain) on remeasurement of previously held equity interest	—	(480)
Goodwill impairment	—	—
Transaction expense	215	2,020
Other operating and non-operating expense, net	1,697	(341)
Capital expenditures	(7,551)	(10,084)
Adjusted Free Cash Flow	$1,781	$(1,119)

	Six months ended June 30,
	2025	2024
Net income (loss)	$(4,076)	$3,492
Add (deduct):
Income tax expense (benefit)	587	854
Depreciation and amortization	13,552	11,047
Interest expense, net	2,645	992
Stock option expense	1,183	1,064
Management fees	375	375
Loss (gain) on sale of property	71	(42)
Loss (gain) on remeasurement of previously held equity interest	—	(729)
Goodwill impairment	1,901	—
Transaction expense	947	2,909
Other operating and non-operating expense, net	2,900	(104)
Capital expenditures	(12,594)	(16,312)
Adjusted Free Cash Flow	$7,491	$3,545

Drilling Tools International Corp.
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands of U.S. dollars and rounded)

	Three months ended June 30,
	2025	2024
Net income (loss)	$(2,407)	$365
Transaction expense	215	2,020
Goodwill impairment	—	—
Restructuring charges	629	—
Software implementation	316	—
Income tax expense (benefit)	746	(82)
Adjusted Income Before Tax	$(501)	$2,303
Adjusted Income tax expense (benefit)	225	(666)
Adjusted Net Income (loss)	$(726)	$2,968
Adjusted Basic earnings (loss) per share	$(0.02)	$0.10
Adjusted Diluted earnings (loss) per share	$(0.02)	$0.10
Basic weighted-average common shares outstanding	35,573,749	29,816,202
Diluted weighted-average common shares outstanding	35,573,749	30,873,436

	Six months ended June 30,
	2025	2024
Net income (loss)	$(4,076)	$3,492
Transaction expense	947	2,909
Goodwill impairment	1,901	—
Restructuring charges	998	—
Software implementation	448	—
Income tax expense (benefit)	587	854
Adjusted Income Before Tax	$805	$7,255
Adjusted Income tax expense (benefit)	(135)	1,426
Adjusted Net Income (loss)	$940	$5,829
Adjusted Basic earnings (loss) per share	$0.03	$0.20
Adjusted Diluted earnings (loss) per share	$0.03	$0.19
Basic weighted-average common shares outstanding	35,583,139	29,792,385
Diluted weighted-average common shares outstanding	35,622,914	30,321,002

Drilling Tools International Corp.
Reconciliation of Estimated Consolidated Net Income to Adjusted EBITDA
(In thousands of U.S. dollars and rounded)
(Unaudited)

	Twelve Months Ended December 31, 2025
	Low	High
Net income (loss)	$(8,500)	$(3,000)
Add (deduct):
Interest expense, net	4,600	5,300
Income tax expense	(500)	500
Depreciation and amortization	26,900	28,000
Management fees	700	800
Other expense	3,600	4,300
Stock option expense	2,400	2,900
Goodwill impairment	1,900	2,000
Transaction expense	900	1,200
Adjusted EBITDA	$32,000	$42,000
Revenue	145,000	165,000
Adjusted EBITDA Margin	22%	25%

Drilling Tools International Corp.
Reconciliation of Estimated Consolidated Net Income to Adjusted Free Cash Flow
(In thousands of U.S. dollars and rounded)
(Unaudited)

	Twelve Months Ended December 31, 2025
	Low	High
Net income (loss)	$(8,500)	$(3,000)
Add (deduct):
Interest expense, net	4,600	5,300
Income tax expense	(500)	500
Depreciation and amortization	26,900	28,000
Management fees	700	800
Other expense	3,600	4,300
Stock option expense	2,400	2,900
Goodwill impairment	1,900	2,000
Transaction expense	900	1,200
Gross capital expenditures	(18,000)	(23,000)
Adjusted Free Cash Flow	$14,000	$19,000
Adjusted Free Cash Flow Margin	10%	12%